[Williams, Mullen, Christian & Dobbins letterhead]


                                October 30, 1996


Board of Directors
Open Plan Systems, Inc.
4299 Carolina Avenue
Building C
Richmond, Virginia  23222

         Re:      1996 Stock Incentive Plan

Ladies and Gentlemen:

         This letter is delivered to you in connection with the actions taken and proposed to be taken by Open Plan Systems, Inc., a Virginia corporation (the "Company"), with respect to the offer and sale from time to time pursuant to the 1996 Stock Incentive Plan (the "Plan"), of up to 400,000 shares of the Company's Common Stock, without par value (the "Shares"). As counsel to the Company, we have reviewed the registration statement on Form S-8 (the "Registration
Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares under the Securities Act of 1933, as amended (the "Act").

         In this regard, we have examined the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company, records of proceedings of the Board of Directors of the Company, the Plan and such other records and documents as we have deemed necessary or advisable in connection with the opinions set forth herein. In addition, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be reliable.

         Based upon our examination and inquiries, we are of the opinion that the Shares which constitute original issuance securities will, when issued pursuant to the terms and conditions of the Plan, be validly issued, fully paid and nonassessable. The foregoing opinion is limited to the laws of the Commonwealth of Virginia and we express no opinion as to the effect of the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us as counsel to the Company in the Registration Statement. In giving such consent, we do not thereby admit that we are persons whose consent is required under Section 7 of the Act.

                               Very truly yours,

                               /s/ WILLIAMS, MULLEN, CHRISTIAN & DOBBINS